Registration No. 333-
As filed with the Securities and Exchange Commission on March 1, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Conformis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2463152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
600 Technology Park Drive, 4th Floor
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

2015 Stock Incentive Plan, as amended
(Full Title of the Plan)

Mark A. Augusti
President and Chief Executive Officer
Conformis, Inc.
600 Technology Park Drive, 4th Floor
Billerica, MA 01821
(Name and Address of Agent for Service)
(781) 345-9001
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Brian O'Fahey
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company"

in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to an aggregate of 120,000 shares of common stock, $0.00001 par value per share, issuable under the 2015 Stock Incentive Plan, as amended, of Conformis, Inc. (the “Registrant”), registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant has previously been filed and is effective. Accordingly, the information contained in each of the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-205477), the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-217872), the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-223802), the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-229215), the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-236849), the Registrant's Registration Statement on Form S-8 (SEC File No. 333-253879) and the Registrant's Registration Statement on Form S-8 (SEC File No. 333-263231) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K (File No. 001-37474) filed on July 8, 2015)
3.2
Articles of Amendment to Restated Certificate of Incorporation of the Registrant dated May 1, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37474) filed on May 4, 2018)

3.3
Certificate of Amendment to Restated Certificate of Incorporation of the Registrant dated May 25, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K (File No. 001-37474) filed on May 27, 2021)

3.4
Certificate of Amendment of the Restated Certificate of Incorporation of Conformis, Inc., effective November 9, 2022 (incorporated by referenced to Exhibit 3.1 to the Registrant's current report on Form 8-K (File No. ) filed on November 9, 2022)

3.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's current report on Form 8-K (File No. 001-37474) filed on July 8, 2015)
5.1	Opinion of Hogan Lovells US LLP
10.1	Conformis, Inc. 2015 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on May 27, 2021)
23.1	Consent of Hogan Lovells LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on March 1, 2023.

CONFORMIS, INC.

By:	/s/Mark A. Augusti
Mark A. Augusti
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Conformis, Inc. (the “Company”), hereby severally constitute and appoint Mark Augusti and Robert S. Howe, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 1, 2023:

Signature	Title(s)

/s/Mark A. Augusti	President and Chief Executive Officer and Director (Principal Executive Officer)
Mark A. Augusti

/s/Robert S. Howe	Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer
Robert S. Howe

/s/Kenneth Fallon III	Chairman of the Board of Directors
Kenneth Fallon III

/s/Carrie Bienkowski	Director
Carrie Bienkowski

/s/ Philip W. Johnston	Director
Philip W. Johnston

/s/Bradley Langdale	Director
Bradley Langdale

/s/Gary Fischetti	Director
Gary Fischetti

/s/Michael Milligan	Director
Michael Milligan